UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 1, 2025
Date of report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $5.00 par value per share	RNST	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Consistent with the previously-announced long-term succession plan of Renasant Corporation (the “Company”) and its wholly-owned subsidiary, Renasant Bank (the “Bank”), as well as the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2025, on May 1, 2025 the following became effective:
•E. Robinson McGraw resigned as an officer and employee of the Company and the Bank. Mr. McGraw will continue to serve as a director and Chairman of the Board of the Company and the Bank.
•C. Mitchell Waycaster stepped down as Chief Executive Officer. Mr. Waycaster will retain his position as Executive Vice Chairman of the Company and the Bank.
•Kevin D. Chapman assumed the role of Chief Executive Officer of the Company and the Bank, in addition to his role as President of both entities.
The background and experience, compensation and other benefit arrangements, and the related person disclosures for Mr. Chapman (as well as for Messrs. McGraw and Waycaster) have been previously disclosed by the Company in its Form 8-K filed with the SEC on December 20, 2024 and its definitive proxy statement for its 2025 Annual Meeting of Shareholders, filed with the SEC on March 12, 2025. Such information is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
    (d)    The following exhibits are furnished herewith:
    Exhibit No.    Description
104        The cover page of Renasant Corporation’s Form 8-K is formatted in Inline XBRL
99.1        Press Release dated May 1, 2025

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: May 1, 2025	By:	/s/ Kevin D. Chapman
Kevin D. Chapman
Chief Executive Officer